Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of reference in this registration statement of Biomet, Inc. on Form S-8 of our report dated June 30, 1995, on our audits of the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries as of May 31, 1995 and 1994, and for each of the three years in the period ended May 31, 1995, which report is included in the Annual Report on Form 10-K of Biomet, Inc. for the year ended May 31, 1995.

                                                   COOPERS & LYBRAND L.L.P.

South Bend, Indiana
January 17, 1996